     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 13, 1999
                             REGISTRATION STATEMENT NOS. 333-     , 333-     -01
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             REGISTRATION STATEMENT
                               ON FORM S-3 UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

         PATRIOT AMERICAN HOSPITALITY, INC.                       WYNDHAM INTERNATIONAL, INC.
   (Exact Name of Registrant as Specified in its         (Exact Name of Registrant as Specified in its
                      Charter)                                              Charter)
                      DELAWARE                                              DELAWARE
  (State or Other Jurisdiction of Incorporation or      (State or Other Jurisdiction of Incorporation or
                   Organization)                                         Organization)
                     94-0358820                                            94-2878485
        (I.R.S. Employer Identification No.)                  (I.R.S. Employer Identification No.)
               1950 Stemmons Freeway                                 1950 Stemmons Freeway
                     Suite 6001                                            Suite 6001
                  Dallas, TX 75207                                      Dallas, TX 75207
                   (214) 863-1000                                        (214) 863-1000
    (Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant's Principal
                                            Executive Office)
                 JAMES D. CARREKER                                     JAMES D. CARREKER
              Chief Executive Officer                  Chairman of the Board and Chief Executive Officer
         Patriot American Hospitality, Inc.                       Wyndham International, Inc.
               1950 Stemmons Freeway                                 1950 Stemmons Freeway
                     Suite 6001                                            Suite 6001
                  Dallas, TX 75207                                      Dallas, TX 75207
                   (214) 863-1000                                        (214) 863-1000
   (Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

                           --------------------------

                                   Copies to:

                             GILBERT G. MENNA, P.C.
                            KATHRYN I. MURTAGH, ESQ.
                          GOODWIN, PROCTER & HOAR LLP
                      EXCHANGE PLACE BOSTON, MA 02109-2881
                                 (617) 570-1000
                           --------------------------

          Approximate date of commencement of proposed sale to public:
  As soon as practicable after this registration statement becomes effective.
                           --------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
              TITLE OF SHARES                     AMOUNT TO        AGGREGATE PRICE        AGGREGATE           AMOUNT OF
              TO BE REGISTERED                  BE REGISTERED        PER SHARE(1)     OFFERING PRICE(1)    REGISTRATION FEE
Common Stock, par value $.01 per share, of
  Patriot American Hospitality, Inc.
  ("Patroit Common Stock") paired with
  Common Stock, par value $.01 per share, of
  Wyndham International, Inc. ("Wyndham
  Common Stock")............................      1,086,916            $4.4375            $4,823,190            $1,341

(1) Based upon the average of the high and low sale prices of the paired shares of Patriot Common Stock and Wyndham Common Stock as reported on the New York Stock Exchange on April 8, 1999 and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933 as amended.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                       PATRIOT AMERICAN HOSPITALITY, INC.
                        1,086,916 SHARES OF COMMON STOCK
                          WYNDHAM INTERNATIONAL, INC.
                        1,086,916 SHARES OF COMMON STOCK

    This prospectus covers the sale of up to 1,086,916 shares of common stock of Patriot American Hospitality, Inc and common stock of Wyndham International, Inc., which are paired and traded together as one unit. We are registering the paired shares for the account of one of our stockholders.

    The selling stockholder and any agents, dealers or underwriters that participate with the selling stockholder in the distribution of the paired shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which case any commissions received by such agents, dealers or underwriters and any profit on the resale of the paired shares purchased by them may be deemed underwriting commissions or discounts under the Securities Act.

    Our paired common stock is listed on the New York Stock Exchange under the symbol "PAH." On April 12, 1999, the reported closing sale price of our paired common stock was $4.5625 per share. Our address is 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207, and our telephone number is (214) 863-1000.

    SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE YOU INVEST IN OUR PAIRED SHARES.

                             ---------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS
  PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                             ---------------------

    This prospectus may not be used to consummate sales of paired shares unless accompanied by a prospectus supplement.

             The date of this prospectus is                 , 1999

                             AVAILABLE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information electronically with the Securities and Exchange Commission (the "SEC" or the "Commission"). You may read and copy any of the reports, statements or other information that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available from the New York Stock Exchange (the "NYSE"), 20 Broad Street, New York, New York 10005, and from the Internet site maintained by the SEC at http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    This prospectus is part of a registration statement we filed with the SEC to register the shares of paired common stock. It does not repeat important information that you can find in our registration statement or in the reports and other documents that we file with the SEC. The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information in this prospectus and the documents listed below. We incorporate by reference the documents listed below, and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all the shares of paired common stock covered by this registration statement.

    Corporation and Operating Company (Nos. 001-09319, 001-09320)

    1. Annual Report on Form 10-K of Patriot American Hospitality, Inc. and Wyndham International, Inc. for the fiscal year ended December 31, 1998;

    2. Current Reports on Form 8-K of Patriot American Hospitality, Inc. and Wyndham International, Inc. dated: (1) January 29, 1999 (filed February 4,
1999); (2) February 16, 1999 (filed February 16, 1999); (3) March 2, 1999 (filed
March 2, 1999); (4) February 26, 1999 (filed March 3, 1999); (5) March 26, 1999
(filed March 26, 1999); and (6) March 26, 1999 (filed March 29, 1999); and

    3. The description of our paired shares contained or incorporated by reference in our registration statement on Form 8-A, as amended.

    You may request a copy of these filings, but not the exhibits filed with them, at no cost by writing or telephoning us at the following address: 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207, attention: Shareholder Relations (Telephone No. (214) 863-1000). You should rely only on the information incorporated by reference or contained in this prospectus or any supplement. We have not authorized anyone else to provide you with different or additional information. We are not making an offer of paired shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

    This prospectus and the documents incorporated by reference contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference are discussed in "Risk Factors."

                              CERTAIN DEFINITIONS

    We operate under a REIT structure involving several companies and partnerships. In this prospectus and in any supplement to this prospectus, the following terms have the following meanings:

    "Companies" means the Corporation and the Operating Company.

    "Corporation" means all of the following:

       - Patriot American Hospitality, Inc.

       - PAH GP, Inc. and PAH LP, Inc., which are wholly-owned subsidiaries of Patriot American Hospitality, Inc.

       - Patriot American Hospitality Partnership, L.P.

       - All subsidiaries of PAH GP, Inc., and Patriot American Hospitality Partnership, L.P.

    "Operating Company" means all of the following:

       - Wyndham International, Inc. (formerly known as Patriot American Hospitality Operating Company)

       - Wyndham International Partnership, L.P. (formerly known as Patriot American Hospitality Operating Partnership, L.P.)

       - All subsidiaries of Wyndham International, Inc. and Wyndham International Partnership, L.P.

    "Operating Partnership" means Wyndham International Partnership, L.P.

    "Partnerships" means the Operating Partnership and the Realty Partnership.

    "Realty Partnership" means Patriot American Hospitality Partnership, L.P.

                                  RISK FACTORS

    In addition to other information contained in or incorporated by reference in this prospectus, you should carefully consider the following risk factors before investing in our paired shares.

THERE ARE RISKS RELATING TO THE PROPOSED $1 BILLION INVESTMENT AND THE RELATED
  RESTRUCTURING

    On February 18, 1999, the Corporation, the Operating Company, the Realty Partnership, the Operating Partnership and affiliates of each of Apollo Real Estate Advisors III, L.P., Apollo Management IV, L.P., Thomas H. Lee Company, Beacon Capital Partners, L.P. and Rosen Consulting Group entered into a Securities Purchase Agreement pursuant to which the investors will purchase $1 billion of a newly-issued Series B Convertible Preferred Stock of the Operating Company.

    Under the terms of the Purchase Agreement, we are required to complete a restructuring of our existing paired share REIT structure prior to the investment by the investors. The proposed restructuring plan includes the following transactions: (1) the Corporation will merge into a wholly-owned subsidiary of the Operating Company, (2) the Pairing Agreement between the Corporation and the Operating Company will terminate, and (3) the Corporation will terminate its status as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), effective January 1, 1999.

    The risks associated with the proposed equity investment and the restructuring include, but are not limited to, the following:

    - The equity investment, if consummated, will have a dilutive effect on the Operating Company's net income per share of the Operating Company's Common Stock. Under certain circumstances, the conversion price for the Series B Convertible Stock may be adjusted downwards and such adjustments will have further dilutive effect.

    - If the equity investment is consummated, the investors will have substantial voting control over the Companies.

    - If we complete the restructuring, the Corporation will no longer be a REIT under the Code and will be subject to federal income taxes as a C corporation. As a C corporation, the Corporation will no longer be required to pay dividends and may decide to pay a substantial lower dividend or no dividend to its common stockholders.

IF WE DO NOT COMPLETE THE $1 BILLION EQUITY INVESTMENT, THERE MAY BE NEGATIVE
  CONSEQUENCES.

    In the event that our stockholders do not approve the $1 billion equity investment or in the event that the investment is not made, there will be several potential negative consequences:

    - If the $1 billion equity investment is not made on or prior to June 30, 1999, approximately $1.0 billion of debt will mature. We would have to raise capital from another source or sell assets to produce proceeds sufficient to pay these debt maturities.

    - If the $1 billion equity investment is not made, we may have to sell significant amounts of assets, including resort properties or Operating Company managed properties in major cities, to meet debt maturities. Such sales could negatively impact our strategy to expand our brand recognition and build our hotel portfolio.

    - If the $1 billion equity investment is not made, we would have to secure other sources of capital to fund our hotel development programs. In the absence of available capital, we may have to terminate or reduce our development activities. Any termination of development activities may result in our forfeiture of deposits or other funds.

THERE MAY BE ADVERSE EFFECTS IF WE FAIL TO SPIN-OFF INTERSTATE'S THIRD-PARTY
  HOTEL MANAGEMENT BUSINESS

    On May 27, 1998, we and Interstate Hotels Company ("Interstate") entered into a settlement agreement (as amended on August 26, 1998, October 29, 1998, January 6, 1999, and March 11, 1999, the "Settlement Agreement") with Marriott International, Inc. ("Marriott") which addressed certain claims asserted by Marriott in connection with the Corporation's then proposed merger with Interstate. The

Settlement Agreement provided for the dismissal of litigation brought by Marriott, and allowed the Corporation's merger with Interstate to close on June 2, 1998.

    In addition to dismissal of the Marriott litigation, the Settlement Agreement provides for three principal transactions: (i) the re-branding of ten Marriott hotels under the Wyndham name, (ii) the assumption by Marriott of the management of ten Marriott hotels formerly managed by Interstate for the remaining term of the Marriott franchise agreement, and (iii) the divestiture by the Companies (subject to extension upon payment of certain fees by the Companies) of the third-party management business which was operated by Interstate (the "Divestiture"). The ten Marriott hotels are expected to be converted to the Wyndham brand over the next approximately 15 months.

    To effect the Divestiture we could elect to (i) sell Interstate's third-party managment business to an unrelated buyer or (ii) distribute equity stock of the subsidiary conducting Interstate's third-party management business to the existing holders of Paired Shares (the "Spin-Off"). However, since we did not enter into a non-binding letter of intent for the sale of Interstate's third-party management business on or before March 31, 1999, the sale alternative is no longer available to us. As a result, we must complete the Spin-Off on or prior to April 30, 1999. We plan to complete the Spin-Off by April 30, 1999, but we can not assure you that we will be able to complete the Spin-Off as scheduled.

    If we do not complete the Divestiture within the time table set forth above, Marriott will be entitled to receive 110% of the fees otherwise due under the submanagement agreements with respect to the ten hotels Marriott will manage pursuant to the submanagement arrangement described above. Additionally, we will be subject to other penalties, including Marriott's right to purchase, subject to third-party consents, the hotels to be submanaged by Marriott and six additional Marriott hotels owned by us at their then appraised values. Moreover, subject to any defenses we may have, we would owe Marriott liquidated damages with respect to the hotels converted to the Wyndham brand, those to be submanaged by Marriott, and the six additional Marriott hotels Marriott would have the option to purchase. We also anticipate that Marriott would require third-party owners of our Marriott-branded hotels to choose an alternative manager for their hotels. As a result, each respective hotel would either: (i) lose the Marriott brand, at which time we would have to compensate Marriott for any lost franchise fees or (ii) terminate the management contract with us and enter into a contract with an alternative manager. We would owe liquidated damages on any third-party Marriott-franchised hotel which chooses to convert its brand.

POTENTIAL DILUTION AND LIQUIDITY EFFECTS OF THE PRICE ADJUSTMENT MECHANISMS

    We are parties to forward equity contracts with three counterparties involving the sale of an aggregate of 13.3 million paired shares, with related price adjustment mechanisms. Our aggregate obligation under the forward equity transactions was approximately $321.9 million at April 12, 1999. As of such date, we had delivered an aggregate of 80.7 million paired shares to the counterparties as collateral and issued an aggregate of 4.0 million paired shares for dividends on the collateral shares in addition to approximately 12.5 million paired shares currently owned by the counterparties or their affiliates.

    We currently intend to settle in full all of the forward transactions with a portion of the proceeds of the $1 billion equity investment described above. If the forward transactions are settled in cash, the counterparties must deliver to us the paired shares then owned or held by them as collateral under the respective forward agreements.

    On February 28, 1999, all three counterparties agreed, subject to specified conditions, not to require settlement under their respective forward agreements or to sell paired shares in connection with the forward agreements until the earlier of (a) the closing of the equity investment and (b) June 30, 1999. The agreements provided that the standstill obligations would terminate if, among other events, the price of the paired shares fell to a specified threshold. As of the date hereof, the price of the paired shares has fallen below each of the respective thresholds. As a result, each of the forward counterparties has the right to require an immediate settlement of its forward equity transaction.

    As of the date hereof, none of the forward counterparties has indicated that it intends to sell paired shares or require settlement of its forward transaction; however, we cannot assure you that they will not sell paired shares or require settlement in the future.

    We may settle the forward transactions by delivering either cash or paired shares. Generally, we may settle by delivering paired shares only if a registration statement covering such paired shares is effective. There are effective registration statements covering the sale by the three forward counterparties of up to 40,000,000 paired shares and the sale by UBS of an additional 4,000,000 paired shares in connection with the forward equity transactions. We cannot assure you that these registration statements will remain effective. Additionally, we plan to file a registration statement to register the sale of approximately 63 million additional paired shares held as collateral by the counterparties. This registration statement is not yet effective and we cannot assure you that it will become effective. We cannot assure you that we will not be required to register more paired shares in connection with the forward equity transactions. In addition, given the current market price of the paired shares, any settlement in paired shares would have severely dilutive effects on our capital stock. The dilutive effects increase in the event that the market price of the paired shares decreases as the result of the sales of paired shares by the forward counterpart.

    If we were required to settle one or more of the forward transactions in cash, sources of cash would not currently be available for us to make those payments. Moreover, we cannot assure you that our bank lenders would consent to any cash settlements prior to the closing of the equity investment.

    If any of the counterparties sells paired shares, the conversion price of the preferred stock to be issued to the investors in the equity transaction will be adjusted downward to the extent that the price we recognize on the sale is less than $8.75 per share.

                              SELLING STOCKHOLDER

    The following table sets forth information with respect to the selling stockholder, including the number of paired shares beneficially owned by the selling stockholder, the number of paired shares registered hereby and the percentage of paired shares held by the selling stockholder. There can be no assurance that all or any of the paired shares offered hereby will be sold. If any are sold, the selling stockholder will receive all of the net proceeds from the sale of its paired shares offered hereby.

                                                                                                 NUMBER OF
                                                                        NUMBER OF              PAIRED SHARES
                                                                   PAIRED SHARES OWNED    BEING REGISTERED IN THE
SELLING STOCKHOLDER                                                BEFORE THE OFFERING           OFFERING
----------------------------------------------------------------  ----------------------  -----------------------
McNeill Investment Co., Inc.....................................          1,086,916               1,086,916

------------------------

(1) As of April 12, 1999, the aggregate number of shares being registered (1,086,916) represents approximately 0.45 percent of all outstanding paired shares of the Companies.

    The selling stockholder received the 1,086,916 paired shares by merger with two entities which received the shares via a distribution from Crossroads Memphis Partnership, L.P., which received the shares in connection with the merger of the Companies with Interstate Hotels Company.

                              PLAN OF DISTRIBUTION

    We will not receive any of the proceeds from this offering. The paired shares offered hereby may be sold from time to time on the NYSE or other exchanges on which the paired shares are then traded or in the over-the-counter market on terms to be determined at the time of such sales. The selling stockholder may also make private sales directly or through a broker or brokers. Alternatively, the selling stockholder may from time to time offer paired shares to or through underwriters, dealers or agents, who may receive consideration in the form of discounts and commissions; such compensation, which may be in excess of ordinary brokerage commissions, may be paid by the selling stockholder and/or the purchasers of the paired shares offered hereby for whom such underwriters, dealers or agents may act. The selling stockholder and any dealers or agents that participate in the distribution of the paired shares may be deemed to be "underwriters" as defined in the Securities Act, and any profit on the sale of such paired shares offered hereby by them and any discounts, commissions or concessions received by any such dealers or agents might be deemed to be underwriting discount and commissions under the Securities Act. The aggregate proceeds to the selling stockholder from sales of the paired shares by the selling stockholder will be the purchase price of such paired shares less any broker's commissions.

    The paired shares may also be sold in one or more of the following transactions: (a) block transactions in which a broker-dealer may sell all or a portion of such shares as agent but may position and resell all or a portion of the blocks as principal to facilitate the transaction; (b) purchases by any such broker-dealer as principal and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (e) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. In effecting sales, broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or other compensation from the selling stockholder in amounts to be negotiated immediately prior to the sale that will not exceed those customary in the types of transactions involved.

    To the extent required, the specific paired shares to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer, and any other required information, will be set forth in an accompanying prospectus supplement.

    The paired shares offered hereby may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices.

    In order to comply with the securities laws of certain states, if applicable, the paired shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

    All expenses incident to the offering and sale of the paired shares offered hereby, other than agents' commissions, underwriters' discounts and transfer taxes, if any, will be paid by the Corporation and the Operating Company.

                                 LEGAL MATTERS

    Certain legal matters, including the legality of the securities, have been passed upon for the Corporation and the Operating Company by Goodwin, Procter & Hoar LLP, Boston, Massachusetts, as corporate, securities and tax counsel.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited the: 1. (a) Combined Financial Statements of Patriot American Hospitality, Inc. (the "Corporation") and Wyndham International, Inc. (the "Operating Company") as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, (b) the Consolidated Financial Statements of the Corporation as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 and the related financial schedules, and (c) the Consolidated Financial Statements of the Operating Company as of December 31, 1998 and 1997 and for the year ended December 31, 1998 and the six months ended December 31, 1997 included in the Joint Annual Report on Form 10-K of Patriot American Hospitality, Inc. and Wyndham International, Inc. for fiscal year ended December 31, 1998, as set forth in their report which is incorporated by reference in this prospectus; 2. (a) Consolidated Financial Statement of WHG Resorts & Casinos, Inc. as of June 30, 1997 and 1996 and for each of the three years in the period ended June 30, 1997 and the related financial statement schedule, (b) the Financial Statements of Posadas de San Juan Associates as of June 30, 1997 and 1996 and for each of the three years in the period ended June 30, 1997 and the related financial statement schedule, (c) the Financial Statements of WKA El Con Associates as of June 30, 1997 and 1996, and for each of the three years in the period ended June 30, 1997, and (d) the Financial Statements of El Conquistador Partnership, L.P. as of March 31, 1997 and 1996 and for each of the three years in the period ended March 31, 1997, included in the Joint Current Report on Form 8-K of Patriot American Hospitality, Inc. and Wyndham International, Inc. dated April 20, 1998 (filed April 22, 1998) as set forth in their reports which are incorporated by reference in this prospectus; 3. (a) Consolidated Financial Statements of SF Hotel Company, L.P. as of January 2, 1998 and January 3, 1997 and for the years then ended, and (b) Combined Financial Statements of SC Suites Summerfield partnerships as of January 2, 1998 and January 3, 1997 and for the three years in the period ended January 2, 1998, included in the Joint Current Report of Form 8-K of Patriot American Hospitality, Inc. and Wyndham International, Inc. dated June 2, 1998, as amended (filed June 17, 1998 and August 6, 1998), as set forth in their reports which are incorporated by reference in this prospectus. Each of the above referenced financial statements and schedules are incorporated herein by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

    The Financial Statements of Sheraton City Centre as of December 31, 1996 and for the year then ended and the Statement of Direct Revenues and Direct Operating Expenses for the Wyndham Emerald Plaza for the year ended December 31, 1996, included in the Joint Current Report on Form 8-K of Patriot American Hospitality, Inc. and Wyndham International, Inc. dated January 5, 1998, which is incorporated by reference herein, have been audited by PriceWaterhouseCoopers LLP as set forth in their report thereon included therein and incorporated herein by reference. The (a) Consolidated Financial Statements of Wyndham Hotel Corporation as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, and (b) the Consolidated Financial Statements of Interstate Hotels Company as of December 31, 1996 and 1997 and for the three years in the period ended December 31, 1997 included in Interstate's 1997 Annual Report on Form 10-K dated March 31, 1998, and the CHC Lease Partners financial statements as of December 31, 1996 and the period inception (October 2, 1995) through December 31, 1995, incorporated by reference herein, by reference to the Current Report on Form 8-K dated July 1, 1997, and the CHC International Hospitality Division Financial Statements as of November 30, 1995, 1996 and 1997 included in the Joint Current Report on Form 8-K of Patriot American Hospitality, Inc. and Wyndham International, Inc. dated April 20, 1998 (filed April 22, 1998), (c) financial statements of Royal Palace Associates as of December 31, 1997 and for the year then ended incorporated by reference herein, by reference to the Current Report on Form 8-K of Patriot American Hospitality, Inc. and Wyndham International, Inc., dated June 2, 1998 which is incorporated by reference herein have been audited by PriceWaterhouseCoopers LLP, independent accountants, as set forth in their report thereon. Each of the above referenced financial statements have been incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

    The financial statements of Arcadian International Limited (formerly Arcadian International Plc) and subsidiary undertakings, and Malmaison Limited and subsidiary undertakings, incorporated in this Prospectus by reference from the Joint Current Report of Form 8-K/A of Patriot American Hospitality, Inc. and Wyndham International, Inc. dated June 2, 1998, have been audited by Arthur Andersen, charted accountants and registered auditors, as indicated in their reports with respect thereto, are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving such reports.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF ANYONE GIVES YOU ANY SUCH INFORMATION OR MAKES ANY SUCH REPRESENTATIONS, YOU SHOULD NOT RELY ON IT OR THEM AS HAVING BEEN AUTHORIZED BY US. OUR AFFAIRS MAY CHANGE AND YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THIS DATE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................    1

Incorporation of Certain Documents by Reference...........................    1

Risk Factors..............................................................    3

Selling Stockholders......................................................    6

Plan of Distribution......................................................    6

Legal Matters.............................................................    7

Experts...................................................................    7

                                PATRIOT AMERICAN
                               HOSPITALITY, INC.

                              1,086,916 SHARES OF
                                  COMMON STOCK

                                    WYNDHAM
                              INTERNATIONAL, INC.

                              1,086,916 SHARES OF
                                  COMMON STOCK

                                ---------------

                                   PROSPECTUS

                             ---------------------

                                        , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

Registration fee..................................................  $   1,341
Printing fees and expenses........................................     15,000
Legal fees and expenses...........................................     50,000
Accounting fees and expenses......................................     30,000
Miscellaneous.....................................................     10,000
                                                                    ---------
Total.............................................................  $ 106,341
                                                                    ---------
                                                                    ---------

------------------------

*   Fees and expenses are estimated with the exception of the registration fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against certain liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Wyndham's certificate of incorporation and bylaws require Wyndham to indemnify its officers and directors to the full extent permitted by Delaware law.

    Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors' liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (a) breaches of the duty of loyalty, (b) acts or omissions involving bad faith, intentional misconduct or knowing violations of the law, (c) unlawful payments of dividends, stock purchases or redemptions, or (d) transactions from which a director derives an improper personal benefit. Wyndham's certificate of incorporation contains provisions limiting the liability of the directors to Wyndham and to its stockholders to the full extent permitted by Delaware law.

    Section 145 of the Delaware General Corporation Law authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him or her in any such capacity, or arising out of his or her status as such. Wyndham's certificate of incorporation and bylaws provide that Wyndham may, to the full extent permitted by law, purchase and maintain insurance on behalf of any director, officer, employee or agent of Wyndham against any liability that may be asserted against him or her, and Wyndham currently maintains such insurance. Wyndham currently has $75 million of liability insurance covering its directors and officers for claims asserted against them or incurred by them in such capacity, including claims brought under the Securities Act.

ITEM 16. EXHIBITS.

   4.1(1)    Agreement (the "Pairing Agreement"), dated February 15, 1983 and as amended February 18, 1988, between Bay Meadows Operating Company and
               California Jockey Club (f/k/a Bay Meadows Realty Enterprises, Inc.), as
               amended (incorporated by reference to Exhibit 4.3 to California Jockey
               Club's and Bay Meadows Operating Company's Registration Statement on
               Form S-2, and to Exhibit 4.2 to California Jockey Club's and Bay Meadows
               Operating Company's Annual Report on Form 10-K for the year ended
               December 31, 1987 (Nos. 001-09319 and 001-09320).

   4.1(2)    Amendment No. 2 to the Pairing Agreement (incorporated by reference to
               Exhibit 4.2 to Patriot American Hospitality, Inc.'s and Wyndham
               International, Inc.'s Registration Statement on Form S-4 (Nos. 333-39875
               and 333-39875-01)).
   4.1(3)    Amendment No. 3 to the Pairing Agreement (incorporated by reference on
               Exhibit 4.3 to Patriot American Hospitality, Inc.'s and Wyndham
               International, Inc.'s Registration Statement on Form S-4 (Nos. 333-44203
               and 333-44203-01)).
   4.2       Cooperation Agreement, dated December 18, 1997, between Patriot American
               Hospitality, Inc. and Wyndham International, Inc. (incorporated by reference to Exhibit 4.4 to Patriot American Hospitality, Inc.'s and
               Wyndham International, Inc.'s Registration Statement on Form S-4 (Nos.
               333-44203 and 333-44203-01)).
   4.3       Shareholder Rights Agreement, dated as of December 20, 1998, between
               Patriot American Hospitality, Inc. and American Stock Transfer and Trust
               Company, as Right Agent (incorporated by reference to Exhibit 4.1 to
               Patriot American Hospitality, Inc.'s and Wyndham International, Inc.'s
               Current Report on Form 8-K dated as of December 22, 1998) (Nos.
               001-09319 and 001-09320)
  *5.1       Opinion of Goodwin, Procter & Hoar LLP as to legality of securities being offered.
 *23.1       Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1).
 *23.2       Consent of Ernst & Young LLP, Dallas, Texas.
 *23.3       Consent of Ernst & Young LLP, San Juan, Puerto Rico.
 *23.4       Consent of Ernst & Young LLP, Wichita, Kansas.
 *23.5       Consent of PricewaterhouseCoopers LLP, Pittsburgh, Pennsylvania.
 *23.6       Consent of PricewaterhouseCoopers LLP, Dallas, Texas.
 *23.7       Consent of PricewaterhouseCoopers LLP, Tampa, Florida.
 *23.8       Consent of Arthur Andersen, London, United Kingdom.
  24.1       Powers of Attorney (included on signature pages to the Registration
               Statement).
  99.1       Registration Rights and Shareholders Agreement among Interstate Hotels
               Company, Trust Leasing, Inc. and Trust Management, Inc. dated as of
               August 6, 1997.
  99.2       Amendment to Registration Rights and Shareholders Agreement by and between
               Patriot American Hospitality, Inc. and McNeill Investment Co. made July
               15, 1998.

------------------------

*   Filed herewith

ITEM 17. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the
                Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, each of the Registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, April 13, 1999.

             PATRIOT AMERICAN HOSPITALITY, INC.                WYNDHAM INTERNATIONAL, INC.

  By:            /s/ JAMES D. CARREKER                            /s/ JAMES D. CARREKER
        ----------------------------------------         ----------------------------------------
                   James D. Carreker                                James D. Carreker
                         Chief                               Chairman of the Board and Chief
                   Executive Officer                                Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, each of whom also constitutes and appoints James D. Carreker and John P. Bohlmann and each of them singly, his true and lawful attorney-in-fact and agent, for him, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same and all exhibits thereto, and any other documents in connection therewith with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intent and purposes as he might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

             NAME                           TITLE                    DATE
------------------------------  ------------------------------  ---------------

                                Chief Executive Officer and
    /s/ JAMES D. CARREKER         Director, Patriot American
------------------------------    Hospitality, Inc. (Principal  April 13, 1999
      James D. Carreker           Executive Officer)

                                President, Chief Operating
   /s/ WILLIAM W. EVANS III       Officer and Director,
------------------------------    Patriot American              April 13, 1999
     William W. Evans III         Hospitality, Inc.

                                Executive Vice President and
    /s/ LAWRENCE S. JONES         Treasurer, Patriot American
------------------------------    Hospitality, Inc. (Principal  April 13, 1999
      Lawrence S. Jones           Accounting Officer)

     /s/ JOHN H. DANIELS
------------------------------  Director, Patriot American      April 13, 1999
       John H. Daniels            Hospitality, Inc.

    /s/ JOHN C. DETERDING
------------------------------  Director, Patriot American      April 13, 1999
      John C. Deterding           Hospitality, Inc.

    /s/ GREGORY R. DILLON
------------------------------  Director, Patriot American      April 13, 1999
      Gregory R. Dillon           Hospitality, Inc.

             NAME                           TITLE                    DATE
------------------------------  ------------------------------  ---------------

     /s/ ARCH K. JACOBSON
------------------------------  Director, Patriot American      April 13, 1999
       Arch K. Jacobson           Hospitality, Inc.

     /s/ PAUL A. NUSSBAUM
------------------------------  Director, Patriot American      April 13, 1999
       Paul A. Nussbaum           Hospitality, Inc.

      /s/ PHILIP J. WARD
------------------------------  Director, Patriot American      April 13, 1999
        Philip J. Ward            Hospitality, Inc.

       /s/ MILTON FINE
------------------------------  Director, Patriot American      April 13, 1999
         Milton Fine              Hospitality, Inc.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, each of whom also constitutes and appoints James D. Carreker and John P. Bohlmann and each of them singly, his true and lawful attorney-in-fact and agent, for him, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same and all exhibits thereto, and any other documents in connection therewith with the Securities and Exchange commission, granting unto each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intent and purposes as he might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board of
                                  Directors and Chief
    /s/ JAMES D. CARREKER         Executive Officer,
------------------------------    Wyndham International,      April 13, 1999
      James D. Carreker           Inc. (Principal
                                  Executive Officer)

     /s/ PAUL A. NUSSBAUM
------------------------------  Director, Wyndham             April 13, 1999
       Paul A. Nussbaum           International, Inc.

                                President, Chief Operating
      /s/ KARIM ALIBHAI           Officer and Director,
------------------------------    Wyndham International,      April 13, 1999
        Karim Alibhai             Inc.

                                Executive Vice President
                                  and Treasurer, Wyndham
    /s/ LAWRENCE S. JONES         International, Inc.
------------------------------    (Principal Financial        April 13, 1999
      Lawrence S. Jones           Officer and Principal
                                  Accounting Officer)

     /s/ ARCH K. JACOBSON
------------------------------  Director, Wyndham             April 13, 1999
       Arch K. Jacobson           International, Inc.

      /s/ LEONARD BOXER
------------------------------  Director, Wyndham             April 13, 1999
        Leonard Boxer             International, Inc.

   /s/ BURTON C. EINSPRUCH,
             M.D.               Director, Wyndham
------------------------------    International, Inc.         April 13, 1999
  Burton C. Einspruch, M.D.

     /s/ SHERWOOD WEISER
------------------------------  Director, Wyndham             April 13, 1999
       Sherwood Weiser            International, Inc.

             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ JAMES C. LESLIE
------------------------------  Director, Wyndham             April 13, 1999
       James C. Leslie            International, Inc.

   /s/ SUSAN T. GROENTEMAN
------------------------------  Director, Wyndham             April 13, 1999
     Susan T. Groenteman          International, Inc.

      /s/ ROLF E. RUHFUS
------------------------------  Director, Wyndham             April 13, 1999
        Rolf E. Ruhfus            International, Inc.

                                 EXHIBIT INDEX

   4.1(1)    Agreement (the "Pairing Agreement"), dated February 15, 1983 and as amended February 18, 1988, between Bay Meadows Operating Company and
               California Jockey Club (f/k/a Bay Meadows Realty Enterprises, Inc.), as
               amended (incorporated by reference to Exhibit 4.3 to California Jockey
               Club's and Bay Meadows Operating Company's Registration Statement on
               Form S-2, and to Exhibit 4.2 to California Jockey Club's and Bay Meadows
               Operating Company's Annual Report on Form 10-K for the year ended
               December 31, 1987 (Nos. 001-09319 and 001-09320).
   4.1(2)    Amendment No. 2 to the Pairing Agreement (incorporated by reference to
               Exhibit 4.2 to Patriot American Hospitality, Inc.'s and Wyndham
               International, Inc.'s Registration Statement on Form S-4 (Nos. 333-39875
               and 333-39875-01)).
   4.1(3)    Amendment No. 3 to the Pairing Agreement (incorporated by reference on
               Exhibit 4.3 to Patriot American Hospitality, Inc.'s and Wyndham
               International, Inc.'s Registration Statement on Form S-4 (Nos. 333-44203
               and 333-44203-01)).
   4.2       Cooperation Agreement, dated December 18, 1997, between Patriot American
               Hospitality, Inc. and Wyndham International, Inc. (incorporated by reference to Exhibit 4.4 to Patriot American Hospitality, Inc.'s and
               Wyndham International, Inc.'s Registration Statement on Form S-4 (Nos.
               333-44203 and 333-44203-01)).
   4.3       Shareholder Rights Agreement, dated as of December 20, 1998, between
               Patriot American Hospitality, Inc. and American Stock Transfer and Trust
               Company, as Right Agent (incorporated by reference to Exhibit 4.1 to
               Patriot American Hospitality, Inc.'s and Wyndham International, Inc.'s
               Current Report on Form 8-K dated as of December 22, 1998) (Nos.
               001-09319 and 001-09320)
  *5.1       Opinion of Goodwin, Procter & Hoar LLP as to legality of securities being offered.
 *23.1       Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1).
 *23.2       Consent of Ernst & Young LLP, Dallas, Texas.
 *23.3       Consent of Ernst & Young LLP, San Juan, Puerto Rico.
 *23.4       Consent of Ernst & Young LLP, Wichita, Kansas.
 *23.5       Consent of PricewaterhouseCoopers LLP, Pittsburgh, Pennsylvania.
 *23.6       Consent of PricewaterhouseCoopers LLP, Dallas, Texas.
 *23.7       Consent of PricewaterhouseCoopers LLP, Tampa, Florida.
 *23.8       Consent of Price Waterhouse Coopers LLP, Miami, Florida
 *23.9       Consent of Arthur Andersen, London, United Kingdom.
  24.1       Powers of Attorney (included on signature pages to the Registration
               Statement).
  99.1       Registration Rights and Shareholders Agreement among Interstate Hotels
               Company, Trust Leasing, Inc. and Trust Management, Inc. dated as of
               August 6, 1997.
  99.2       Amendment to Registration Rights and Shareholders Agreement by and between
               Patriot American Hospitality, Inc. and McNeill Investment Co. made July
               15, 1998.

------------------------

*   Filed herewith